UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2017

Kiwa Bio-Tech Products Group Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33167	77-0632186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 N. Indian Hill Blvd., #702
Claremont, California	91711
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 715-5855

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2017, Kiwa Bio-Tech Products Group Corporation (“Kiwa” or the “Company”) completed the sale of 1,000,000 shares of Kiwa Common Stock (each a “Share”) at a price of $1.00 per share (total sale proceeds were $1,000,000) to Junwei Zheng in a private transaction which was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation S promulgated under the Act since, among other things, the transaction did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof and were purchased by an investor who is not a resident of the United States. The net proceeds will be used for the further development of Kiwa products and distribution, as well as for general working capital.

Item 3.02 Unregistered Sales of Equity Securities.

Information provided in Item 1.01 is incorporated in this Item 3.02 by reference. The securities referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation S promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2017

Kiwa Bio-Tech Products Group Corporation

By:	/s/ Yvonne Wang
Name:	Yvonne Wang
Title:	Chief Executive Officer